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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Rhone-Poulenc Rorer Inc. (formerly Rorer Group Inc.) on Form S-3 (Registration No. 33-58229, Registration No. 33-62052, Registration No. 33-36558, Registration No. 33-30795, Registration No. 33-23754, Registration No. 15671, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537 and Registration No. 33-21902) of our report dated January 22, 1997, on our audits of the consolidated financial statements of Rhone-Poulenc Rorer Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



/s/  COOPERS & LYBRAND L.L.P
----------------------------------
     Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
March 31, 1997